Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

In the following unaudited pro forma condensed combined financial information and the accompanying notes, unless the context otherwise requires, references to “Rocket,” “we,” “us,” “our” and the “Company” refer to Rocket Companies, Inc. and its consolidated subsidiaries. Additional terms used in the unaudited pro forma condensed combined financial information and the accompanying notes are defined throughout this section.

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X in order to give effect to the following transactions (collectively the “Transactions”):

•	On March 9, 2025, Rocket Companies, Inc. (“Rocket”) announced that it entered into an agreement to simplify its organizational and capital structure (the “Transaction Agreement”). Under the agreement, Rocket will collapse its current “Up-C” structure, provide that each class of common stock of Rocket will be entitled to one vote per share, and reduce its classes of common stock from four to two (the “Up-C Collapse”). As part of the Up-C Collapse:

•	Rock Holdings Inc. (“RHI”) will contribute all assets and liabilities of RHI (other than its common limited liability company interests (the “Holdings LLC Units”) of Rocket, LLC (“Holdings LLC”), its shares of Class D common stock, par value $0.00001 per share of Rocket (“Class D common stock”) and equity interests in Rocket Community Fund, Woodward Insurance Holdings LLC and Woodward Insurance LLC (such entities collectively the “Retained Entities”)) to RHI II (as defined below), and thereafter RHI will merge with and into a wholly owned subsidiary of Rocket.

•	Rocket will effect an internal reorganization pursuant to which the separate existence of Holdings LLC will cease and Eclipse Merger Limited Partnership (“Holdings LP”) will continue as the surviving entity and will be named “Rocket Limited Partnership,” and each issued and outstanding Holdings LLC Unit will be exchanged for a number of fully paid and nonassessable partnership units of Holdings LP (“Holdings LP Units”).

•	Rocket will amend its certificate of incorporation to authorize a new class of Class L common stock, par value $0.00001 per share (“Class L common stock”). Each shareholder of RHI will receive a number of shares of Class L common stock equal to (1) the number of shares of RHI (“RHI Shares”) held by such RHI shareholder multiplied by (2) the ratio of the number of shares of Class D common stock owned by RHI to the number of all outstanding RHI Shares, which is currently estimated to be 56.54 shares of Class L common stock per each RHI Share. Mr. Gilbert, in consideration for his Class D common stock and paired Holdings LP Units, will receive a number of newly issued shares of Class L common stock equivalent to one share of Class L common stock for each share of Class D common stock held by Mr. Gilbert.

•	Rocket and RHI II, LLC (“RHI II”) will enter into an Indemnity Agreement, pursuant to which, among other things, RHI II will indemnify Rocket for RHI’s liabilities that are not related to Rocket’s business.

•	The Exchange Agreement between Rocket, RHI, Mr. Gilbert, and Holdings LP will be terminated, and certain information and other rights will be preserved through a separate letter agreement between Rocket and Mr. Gilbert.

•	The Rock Acquisition Corporation Shareholders Agreement between RHI and its stockholders will be terminated.

•	The Tax Receivable Agreement between Rocket, RHI and Mr. Gilbert (the “TRA”) and the Amended and Restated Limited Partnership Agreement of Holdings LP will each be amended. After this amendment, the TRA will not apply to any exchanges, including for the avoidance of doubt, any Holdings LLC Units exchanged as part of the reorganization described above, that occur on or following March 9, 2025. Additionally, RHI will contribute its rights to receive payments under the TRA in respect of RHI’s prior exchanges to RHI II, LLC, a Michigan limited liability company and a direct wholly owned subsidiary of RHI (“RHI II”), and RHI II will complete a joinder, and become party, to the TRA.

•	Rocket paid a special cash dividend of $0.80 per share to holders of Class A common stock, par value $0.00001 per share (“Class A common stock”) as of March 20, 2025 (“Special Dividend”) on April 3, 2025.

•	On March 9, 2025, Rocket, Neptune Merger Sub, Inc. (“Redfin Merger Sub”) and Redfin Corporation (“Redfin”) entered into an Agreement and Plan of Merger (the “Redfin Merger Agreement”). Pursuant to the terms of the Redfin Merger Agreement, the acquisition of Redfin will be accomplished through a merger of Redfin Merger Sub with and into Redfin, with Redfin continuing as a direct wholly owned subsidiary of Rocket (the “Redfin Merger”). At the effective time of the Redfin Merger, each outstanding share of Redfin common stock, par value $0.001 per share (the “Redfin Shares”) (other than shares held by (i) Redfin, including in treasury, (ii) Rocket or (iii) Rocket’s subsidiaries, including Redfin Merger Sub), will be automatically converted into the right to receive 0.7926 shares of Rocket’s Class A common stock, and the cash payable in lieu of fractional shares of the merger consideration, without interest and subject to any applicable withholding taxes. The consummation of the Up-C Collapse, among other things, is a condition to closing of the Redfin Merger. The consummation of the Redfin Merger is not a condition to the consummation of the Mr. Cooper Mergers (as defined below).

•	On March 31, 2025, Rocket, Maverick Merger Sub, Inc. (“Maverick Merger Subsidiary”), Maverick Merger Sub 2, LLC (“Forward Merger Subsidiary”) and Mr. Cooper Group Inc. (“Mr. Cooper”) entered into the Agreement and Plan of Merger (the “Mr. Cooper Merger Agreement”). Pursuant to the Mr. Cooper Merger Agreement, and upon the terms and subject to the conditions therein and in accordance with the Delaware General Corporation Law (the “DGCL”), Maverick Merger Subsidiary will merge with and into Mr. Cooper (the “Maverick Merger”), with Mr. Cooper surviving the Maverick Merger and continuing as a direct, wholly owned subsidiary of Rocket and immediately following such Maverick Merger, in accordance with the DGCL and the Delaware Limited Liability Company Act, Mr. Cooper will merge with and into Forward Merger Subsidiary (the “Forward Merger” and, together with the Maverick Merger, the “Mr. Cooper Mergers”), with Forward Merger Subsidiary surviving the Forward Merger. At the effective time of the Mr. Cooper Mergers, each outstanding share of Mr. Cooper common stock, par value $0.01 per share (other than Mr. Cooper common stock owned directly or indirectly by Rocket, Mr. Cooper, Maverick Merger Subsidiary or Forward Merger Subsidiary immediately prior to the Maverick Effective Time), will be automatically converted into the right to receive 11.00 shares of Rocket’s Class A common stock, and the cash payable in lieu of fractional shares of the merger consideration, without interest and subject to any applicable withholding taxes. The consummation of the Up-C Collapse, among other things, is a condition to closing of the Mr. Cooper Mergers. The consummation of the Mr. Cooper Mergers is not a condition to the consummation of the Redfin Merger.

•	In connection with entering into the Mr. Cooper Merger Agreement, Rocket entered into a commitment letter (the “Commitment Letter”), dated as of March 31, 2025, with JPMorgan Chase Bank, N.A., which was subsequently amended and restated on April 22, 2025 to include certain additional commitment parties (the “Commitment Parties”), pursuant to which, on the terms and subject to the conditions set forth therein, the Commitment Parties have committed to provide a 364-day senior unsecured bridge term loan facility (the “Bridge Facility”) in an aggregate principal amount of up to $4,950 million, subject to the terms and conditions of the Commitment Letter.

•	The Company does not anticipate drawing on the Bridge Facility, as it has incurred permanent financing in the form of $4,000 million of new senior unsecured notes due 2030 and 2033. Rocket intends to use the proceeds from the notes to (i) redeem Mr. Cooper’s 5.000% senior notes due 2026, 6.000% senior notes due 2027 and 5.500% senior notes due 2028 at redemption prices equal to 100% of the principal amount of such notes, plus accrued and unpaid interest to, but excluding, the redemption date, (ii) pay fees and expenses related to the issuance of the notes and the use of the proceeds therefrom, (iii) at Rocket’s discretion, redeem, purchase (including, if required, in a change of control offer) and/or amend Mr. Cooper’s 6.500% senior notes due 2029, 5.125% senior notes due 2030, 5.75% senior notes due 2031, and 7.125% senior notes due 2032 (collectively, all Mr. Cooper senior notes referenced in clauses (i) and (iii) above, the “Mr. Cooper Notes”), and pay fees and expenses in connection therewith (collectively, the “Finance Transactions”) and (iv) after the consummation of the Transactions, repay secured debt of Rocket and its consolidated subsidiaries (including Redfin, Mr. Cooper and their respective subsidiaries).

The unaudited pro forma condensed combined balance sheet as of March 31, 2025 gives effect to the Transactions as if they had been completed on March 31, 2025 and combines the unaudited consolidated balance sheet of Rocket as of March 31, 2025 with the unaudited consolidated balance sheets of Redfin and Mr. Cooper, each as of March 31, 2025.

The unaudited pro forma condensed combined statement of income (loss) for the three months ended March 31, 2025 and year ended December 31, 2024 gives effect to the Transactions as if they had occurred on January 1, 2024, the first day of Rocket’s fiscal year 2024. The unaudited pro forma condensed combined statement of income (loss) for the three months ended March 31, 2025, combines the unaudited consolidated statement of income (loss) of Rocket for the three months ended March 31, 2025 and the unaudited consolidated statements of income (loss) of Redfin and Mr. Cooper, each for three months ended March 31, 2025. The unaudited pro forma condensed combined statement of income (loss) for the fiscal year ended December 31, 2024 combines the audited consolidated statement of income (loss) of Rocket for the fiscal year ended December 31, 2024 and the audited consolidated statements of income (loss) of Redfin and Mr. Cooper, respectively each for the fiscal year ended December 31, 2024. The unaudited pro forma condensed combined financial information contained herein does not give effect to any of the financial results of Rocket, Redfin, or Mr. Cooper following March 31, 2025.

See the risk factor titled “The unaudited pro forma condensed combined financial information included in this joint proxy and information statement/prospectus is inherently subject to uncertainties, is preliminary, and may differ materially from the Company’s financial performance and results of operations.” beginning on page [ ].

The historical consolidated financial statements of Rocket, Redfin, and Mr. Cooper have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to the Transactions, which are necessary to account for the Transactions in accordance with U.S. GAAP. The unaudited pro forma adjustments are based upon available information and certain assumptions that our management believes are reasonable. The following unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, including the future impacts of Redfin’s 2025 multifamily rental listing arrangement with Zillow Inc. (“Zillow”), or any other business changes or synergies that may result from the Transactions. Based on known facts and circumstances and limited information available to reasonably estimate future impacts, the unaudited pro forma condensed combined financial information does not reflect any transaction accounting adjustments related to Redfin’s multifamily listing arrangement with Zillow, except for recognition of intangibles and the related amortization, and presents the multifamily rental business consistent with Redfin’s historical unaudited consolidated financial statements as of March 31, 2025.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed combined financial information;

•	The unaudited consolidated financial statements of Rocket as of and for the three months ended March 31, 2025 and the related notes, which are included in Rocket’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025, and are incorporated by reference herein;

•	The audited consolidated financial statements of Rocket as of and for the fiscal year ended December 31, 2024 and the related notes, which are included in Rocket’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and are incorporated by reference herein;

•	The unaudited consolidated financial statements of Redfin as of and for the three months ended March 31, 2025 and the related notes, which are included in Redfin’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025, and are incorporated by reference herein;

•	The audited consolidated financial statements of Redfin as of and for the fiscal year ended December 31, 2024 and the related notes, which are included in Redfin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and are incorporated by reference herein;

•	The unaudited consolidated financial statements of Mr. Cooper as of and for the three months ended March 31, 2025 and the related notes, which are included in Mr. Cooper’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025, and are incorporated by reference herein; and

•	The audited consolidated financial statements of Mr. Cooper as of and for the fiscal year ended December 31, 2024 and the related notes, which are included in Mr. Cooper’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and are incorporated by reference herein.

Accounting for the Transactions

The mergers pursuant to the Transaction Agreement (the “Up-C Collapse Mergers”) will be accounted for as an equity reorganization of Rocket, under which the stockholders of RHI become direct stockholders of Rocket. Pursuant to the Transaction Agreement, RHI stockholders will exchange their shares in RHI for shares of Class L common stock. At the effective time of the Up-C Collapse Mergers, it is expected that RHI’s only material assets will be its equity interests in Rocket and that RHI will have no material liabilities which would be required to be disclosed in its financial statements.

The Redfin Merger will be accounted for as a business combination using the acquisition method with Rocket as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under this method of accounting, the aggregate merger consideration will be allocated to Redfin’s assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the Redfin Merger. The process of valuing the net assets of Redfin immediately prior to the Redfin Merger, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the estimated fair value of the consideration transferred and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the aggregate merger consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. Refer to Note 1 — Basis of Presentation for more information.

The Mr. Cooper Mergers will be accounted for as a business combination using the acquisition method with Rocket as the accounting acquirer in accordance with ASC Topic 805, Business Combinations. Under this method of accounting, the aggregate merger consideration will be allocated to Mr. Cooper’s assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the Mr. Cooper Mergers. The process of valuing the net assets of Mr. Cooper immediately prior to the Mr. Cooper Mergers, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the estimated fair value of the consideration transferred and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the aggregate merger consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. Refer to Note 1 — Basis of Presentation for more information.

All financial data included in the unaudited pro forma condensed combined financial information is presented in thousands of U.S. Dollars unless otherwise noted, and it has been prepared on the basis of U.S. GAAP and Rocket’s accounting policies. The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Transactions had been completed on the dates set forth above, nor is it indicative of the future results or financial position of the combined company. The pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed.

Rocket Companies, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2025
($ In Thousands)

	Rocket Reclassified (Note 3)	Up-C Collapse	(Note 2)	Rocket Pro Forma for Up-C Collapse	Redfin Reclassified (Note 3)	Redfin Transaction Accounting Adjustments	(Note 5)	Rocket Pro Forma Adjusted for Redfin Merger	Mr. Cooper Reclassified (Note 6)	Mr. Cooper Transaction Accounting Adjustments	(Note 8)	Mr. Cooper Financing Adjustments	(Note 9)	Rocket Pro Forma Combined(1)
Assets
Cash and cash equivalents	$1,408,800	$4,388	(a)	$1,293,068	$183,538	$(249,344)	(a)	$1,210,662	$784,129	$(4,010,712)	(a)	$3,919,388	(a)	$1,679,403
	—	(120,120)	(b)	—	—	(16,600)	(b)	—	—	(221,074)	(b)	(2,990)	(b)	—
Restricted cash	19,810	—		19,810	128	—		19,938	166,162	—		—		186,100
Mortgage loans held for sale, at fair value	9,599,477	—		9,599,477	172,744	—		9,772,221	2,603,276	—		—		12,375,497
Interest rate lock commitments (“IRLCs”), at fair value	283,388	—		283,388	6,263	—		289,651	46,319	—		—		335,970
Mortgage servicing rights (“MSRs”), at fair value	7,349,978	—		7,349,978	2,614	—		7,352,592	11,344,675	—		—		18,697,267
Notes receivable and due from affiliates	14,803	1,714	(a)	16,517	—	—		16,517	—	—		—		16,517
Property and equipment, net	202,966	124	(a)	203,090	38,220	—		241,310	62,656	—		—		303,966
Deferred tax asset, net	523,021	(523,021)	(c)	—	—	—		—	217,468	(217,468)	(f)	—		—
Lease right of use assets	273,938	—		273,938	22,536	—		296,474	41,182	—		—		337,656
Forward commitments, at fair value	4,573	—		4,573	581	—		5,154	69,122	—		—		74,276
Loans subject to repurchase right from Ginnie Mae	2,758,634	—		2,758,634	—	—		2,758,634	1,115,408	—		—		3,874,042
Goodwill and intangible assets, net	1,224,365	—		1,224,365	508,009	869,000	(c)	3,369,714	249,154	4,257,685	(c)	—		9,628,702
	—	—		—	—	768,340	(d)	—	—	1,752,149	(d)	—		—
Other assets	1,587,124	251	(a)	1,599,903	141,546	(48,055)	(d)	1,693,394	1,746,711	—		(37,125)	(c)	3,402,980
	—	12,528	(c)	—	—	—		—	—	—		—		—
Total assets	$25,250,877	$(624,136)		$24,626,741	$1,076,179	$1,323,341		$27,026,261	$18,446,262	$1,560,580		$3,879,273		$50,912,376
Liabilities and equity:
Liabilities:
Funding facilities	$7,609,741	$—		$7,609,741	$170,212	$—		$7,779,953	$2,128,471	$—		$—		$9,908,424
Other financing facilities and debt:
Senior Notes, net	4,040,296	—		4,040,296	572,774	(48,010)	(e)	4,565,060	4,896,175	(3,858,285)	(a)	3,919,388	(a)	9,522,338
MSR and Advance facilities, net	—	—		—	—	—		—	3,990,284	—		—		3,990,284
Early buy out facility	80,293	—		80,293	—	—		80,293	194,530	—		—		274,823
Term loan debt	—	—		—	243,003	(243,003)	(a)	—	—	—		—		—
Notes payable and due to affiliates	3,309	(164)	(a)	3,145	—	—		3,145	—	—		—		3,145
MSR related liabilities – nonrecourse at fair value	—	—		—	—	—		—	398,367	—		—		398,367
Accounts payable	291,507	36	(a)	291,543	20,351	—		311,894	129,220	—		—		441,114
Lease liabilities	310,420	—		310,420	31,236	—		341,656	53,252	—		—		394,908
Forward commitments, at fair value	84,739	—		84,739	1,712	—		86,451	17,079	—		—		103,530
Investor reserves	100,790	—		100,790	2,021	—		102,811	55,687	—		—		158,498
Tax receivable agreement liability	580,434	(15,601)	(d)	564,833	—	6,461	(f)	571,294	—	(1,600)	(e)	—		569,694
Loans subject to repurchase right from Ginnie Mae	2,758,634	—		2,758,634	—	—		2,758,634	1,115,408	—		—		3,874,042
Deferred tax liability, net	17,243	715,952	(c)	733,195	780	5,450	(f)	690,110	—	(1,018)	(e)	—		829,979
	—	—		—	—	(49,315)	(g)	—	—	140,887	(f)	—		—
Other liabilities	789,834	1,291	(a)	672,296	192,076	13,251	(h)	877,623	578,022	(60,712)	(a)	—		1,430,197
	—	(120,120)	(b)	—	—	—		—	—	35,264	(g)	—		—
	—	1,291	(e)	—	—	—		—	—	—		—		—
Total liabilities	$16,667,240	$582,685		$17,249,925	$1,234,165	$(315,166)		$18,168,924	$13,556,495	$(3,745,464)		$3,919,388		$31,899,343
Equity:
Class A common stock	$1	$—		$1	$128	$(127)	(i)	$2	$1,058	$(1,051)	(h)	$—		$9
Class B common stock	—	—		—	—	—		—	—	—		—		—
Class C common stock	—	—		—	—	—		—	—	—		—		—
Class D common stock	19	(19)	(g)	—	—	—		—	—	—		—		—
Class L common stock	—	19	(g)	19	—	—		19	—	—		—		19
Additional paid-in-capital	403,781	6,769,453	(g)	7,173,234	922,728	582,954	(i)	8,678,916	1,051,745	9,176,705	(h)	—		18,907,366
Retained earnings	180,223	24,612	(g)	204,835	(1,080,653)	1,055,491	(i)	179,673	3,836,964	(3,869,610)	(h)	(40,115)	(c)	106,912
Accumulated other comprehensive income (loss)	(54)	—		(54)	(189)	189	(i)	(54)	—	—		—		(54)
Non-controlling interest	7,999,667	(8,000,886)	(f)	(1,219)	—	—		(1,219)	—	—		—		(1,219)
Total equity	8,583,637	(1,206,821)		7,376,816	(157,986)	1,638,507		8,857,337	4,889,767	5,306,044		(40,115)		19,013,033
Total liabilities and equity	$25,250,877	$(624,136)		$24,626,741	$1,076,179	$1,323,341		$27,026,261	$18,446,262	$1,560,580		$3,879,273		$50,912,376

Rocket Companies, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income (Loss)
For the Three Months Ended March 31, 2025
($ In Thousands)

	Rocket Reclassified (Note 3)	Up-C Collapse	(Note 2)	Rocket Pro Forma for Up-C Collapse	Redfin Reclassified (Note 3)	Redfin Transaction Accounting Adjustments	(Note 5)	Rocket Pro Forma Adjusted for Redfin Merger	Mr. Cooper Reclassified (Note 6)	Mr. Cooper Transaction Accounting Adjustments	(Note 8)	Mr. Cooper Financing Adjustments	(Note 9)	Rocket Pro Forma Combined
Revenue
Gain on sale of loans:
Gain on sale of loans excluding fair value of MSRs, net	$507,199	$—		$507,199	$24,054	$—		$531,253	$(17,298)	$—		$—		$513,955
Fair value of originated MSRs	264,427	—		264,427	3,117	—		267,544	163,030	—		—		430,574
Gain on sale of loans, net	771,626	—		771,626	27,171	—		798,797	145,732	—		—		944,529
Loan servicing income:
Servicing fee income	400,697	—		400,697	(41)	—		400,656	710,812	—		—		1,111,468
Change in fair value of MSRs	(449,185)	—		(449,185)	(165)	—		(449,350)	(311,857)	—		—		(761,207)
Loan servicing income, net	(48,488)	—		(48,488)	(206)	—		(48,694)	398,955	—		—		350,261
Interest income:
Interest income	92,090	—		92,090	2,353	—		94,443	33,702	—		—		128,145
Interest expense on funding facilities	(64,039)	—		(64,039)	(1,971)	—		(66,010)	(27,508)	—		—		(93,518)
Interest income, net	28,051	—		28,051	382	—		28,433	6,194	—		—		34,627
Other income	286,075	(99)	(a)	285,976	192,848	—		478,824	178,872	—		—		657,696
Total revenue, net	1,037,264	(99)		1,037,165	220,195	—		1,257,360	729,753	—		—		1,987,113
Expenses
Salaries, commissions, and team member benefits	609,608	945	(a)	610,553	183,101	(9,475)	(j)	784,179	232,462	739	(i)	—		1,017,380
General and administrative expenses	260,815	(2,769)	(a)	258,046	62,246	—		320,292	168,930	—		—		489,222
Marketing and advertising expenses	275,623	20	(a)	275,643	41,697	—		317,340	10,839	—		—		328,179
Depreciation and amortization	26,910	15	(a)	26,925	9,631	35,931	(d)	72,487	17,975	57,443	(d)	—		147,905
Interest and amortization expense on non-funding debt	38,287	—		38,287	7,782	161	(e)	46,230	173,041	(80,385)	(a)	83,124	(d)	222,010
Other expenses	49,124	—		49,124	8,002	—		57,126	32,266	—		—		89,392
Total expenses	1,260,367	(1,789)		1,258,578	312,459	26,617		1,597,654	635,513	(22,203)		83,124		2,294,088
Income (loss) before income taxes	(223,103)	1,690		(221,413)	(92,264)	(26,617)		(340,294)	94,240	22,203		(83,124)		(306,975)
(Provision for) benefit from income taxes	10,657	42,482	(h)	53,139	(255)	28,786	(k)	81,670	(6,594)	(21,352)	(j)	19,950	(e)	73,674
Net income (loss)	(212,446)	44,172		(168,274)	(92,519)	2,169		(258,624)	87,646	851		(63,174)		(233,301)
Net (income) loss attributable to non-controlling interest	202,063	(202,283)	(f)	(220)	—	—		(220)	—	—		—		(220)
Net income (loss) attributable to Rocket Companies	$(10,383)	$(158,111)		$(168,494)	$(92,519)	$2,169		$(258,844)	$87,646	$851		$(63,174)		$(233,521)
Earnings (loss) per share of Class A common stock														(Note 10)
Basic	$(0.07)													$(0.14)
Diluted	$(0.08)													$(0.13)
Weighted average shares outstanding
Basic	147,717,296	1,848,879,483				101,471,020				703,817,103				2,801,884,902
Diluted	2,001,936,379	—				108,722,405				720,345,525				2,831,004,309

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Rocket Companies, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income (Loss)
For the Year Ended December 31, 2024
($ In Thousands)

	Rocket Reclassified (Note 3)	Up-C Collapse	(Note 2)	Rocket Pro Forma for Up-C Collapse	Redfin Reclassified (Note 3)	Redfin Transaction Accounting Adjustments	(Note 5)	Rocket Pro Forma Adjusted for Redfin Merger	Mr. Cooper Reclassified (Note 6)	Mr. Cooper Transaction Accounting Adjustments	(Note 8)	Mr. Cooper Financing Adjustments	(Note 9)	Rocket Pro Forma Combined
Revenue
Gain on sale of loans:
Gain on sale of loans excluding fair value of MSRs, net	$1,682,697	$—		$1,682,697	$102,363	$—		$1,785,060	$64,585	$—		$—		$1,849,645
Fair value of originated MSRs	1,330,216	—		1,330,216	26,489	—		1,356,705	458,998	—		—		1,815,703
Gain on sale of loans, net	3,012,913	—		3,012,913	128,852	—		3,141,765	523,583	—		—		3,665,348
Loan servicing income:
Servicing fee income	1,462,173	—		1,462,173	2,146	—		1,464,319	2,475,426	—		—		3,939,745
Change in fair value of MSRs	(578,681)	—		(578,681)	(2,375)	—		(581,056)	(842,030)	—		—		(1,423,086)
Loan servicing income, net	883,492	—		883,492	(229)	—		883,263	1,633,396	—		—		2,516,659
Interest income:
Interest income	413,159	—		413,159	10,980	—		424,139	102,047	—		—		526,186
Interest expense on funding facilities	(315,593)	—		(315,593)	(11,226)	—		(326,819)	(84,475)	—		—		(411,294)
Interest income, net	97,566	—		97,566	(246)	—		97,320	17,572	—		—		114,892
Other income	1,106,827	6,513	(a)	1,113,340	910,193	—		2,023,533	793,189	—		—		2,816,722
Total revenue, net	5,100,798	6,513		5,107,311	1,038,570	—		6,145,881	2,967,740	—		—		9,113,621
Expenses
Salaries, commissions, and team member benefits	2,261,245	4,113	(a)	2,265,358	768,938	(21,009)	(j)	3,013,287	771,164	49,724	(i)	—		3,834,175
General and administrative expenses	893,154	2,525	(a)	896,970	237,267	13,251	(h)	1,147,488	465,219	35,264	(g)	2,990	(b)	1,650,961
	—	1,291	(e)	—	—	—		—	—	—		—		—
Marketing and advertising expenses	824,042	40	(a)	824,082	119,816	—		943,898	39,002	—		—		982,900
Depreciation and amortization	112,917	59	(a)	112,976	42,834	139,295	(d)	295,105	43,550	257,793	(d)	—		596,448
Interest and amortization expense on non-funding debt	153,637	—		153,637	27,707	4,673	(e)	186,017	641,934	(285,478)	(a)	37,125	(c)	913,387
	—	—		—	—	—		—	—	—		333,789	(d)	—
Other expenses	187,751	(15,601)	(d)	172,150	7,339	6,461	(f)	185,950	105,706	(1,600)	(e)	—		290,056
Total expenses	4,432,746	(7,573)		4,425,173	1,203,901	142,671		5,771,745	2,066,575	55,703		373,904		8,267,927
Income (loss) before income taxes	668,052	14,086		682,138	(165,331)	(142,671)		374,136	901,165	(55,703)		(373,904)		845,694
(Provision for) benefit from income taxes	(32,224)	(131,490)	(h)	(163,714)	530	(5,450)	(f)	(95,244)	(232,065)	1,018	(e)	89,737	(e)	(207,400)
	—	—		—	—	73,390	(k)	—	—	29,154	(j)	—		—
Net income (loss)	635,828	(117,404)		518,424	(164,801)	(74,731)		278,892	669,100	(25,531)		(284,167)		638,294
Net (income) loss attributable to non-controlling interest	(606,458)	607,509	(f)	1,051	—	—		1,051	—	—		—		1,051
Net income (loss) attributable to Rocket Companies	$29,370	$490,105		$519,475	$(164,801)	$(74,731)		$279,943	$669,100	$(25,531)		$(284,167)		$639,345
Earnings (loss) per share of Class A common stock														(Note 10)
Basic	$0.21													$0.23
Diluted	$0.21													$0.23
Weighted average shares outstanding
Basic	141,037,083	1,848,879,483				101,471,020				703,817,103				2,795,204,689
Diluted	141,037,083	1,857,291,757				107,317,450				716,805,278				2,822,451,568

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Rocket Companies, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X.

The pro forma financial statements, including all adjustments, were prepared in accordance with U.S. GAAP, presented in U.S. dollars, and give effect to each of the following transactions:

Up-C Collapse

As discussed in Note 2, the unaudited pro forma condensed combined financial information reflects the effects of the Up-C Collapse, which was accounted for as a reorganization of entities under common control. The exchange of Class D common stock and Holdings LLC Units for newly issued shares of Class L common stock does not result in a change in control under U.S. GAAP. Accordingly, the historical carrying amounts of assets and liabilities will be retained. The elimination of the non-controlling interest in Holdings LLC as part of the Up-C Collapse will be accounted for in accordance with the guidance in ASC 810, Consolidation, with the difference between the carrying amount of the non-controlling interest and the consideration transferred reflected as an equity transaction.

Redfin Merger

As discussed in Note 3, certain reclassifications were made to conform the historical presentation of Redfin to that of Rocket’s financial statement presentation. Rocket is currently in the process of evaluating Redfin’s accounting policies, which will be finalized upon completion of the Redfin Merger, or as more information becomes available. As a result of that review, additional differences could be identified between the accounting policies of the two companies. With the information currently available, Rocket has determined that no significant adjustments are necessary to conform Redfin’s financial statements to the accounting policies used by Rocket.

The unaudited pro forma condensed combined financial information was prepared by applying the acquisition method of accounting in accordance with ASC 805, with Rocket as the accounting acquirer, using the fair value concepts defined in ASC 820, Fair Value Measurement, and based on the historical financial statements of Rocket and Redfin. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value (or other measurement as directed by ASC 805), while transaction costs associated with the business combination are expensed as incurred. The excess of merger consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the aggregate merger consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. This allocation of the aggregate merger consideration depends upon certain estimates and assumptions, all of which are preliminary. The final determination of fair values of assets acquired and liabilities assumed relating to the Redfin Merger could differ materially from the preliminary allocation of aggregate merger consideration. The final valuation will be based on the actual tangible and intangible assets and liabilities of Redfin existing at the acquisition date.

Mr. Cooper Mergers

As discussed in Note 6, certain reclassifications were made to conform the historical presentation of Mr. Cooper to that of Rocket’s financial statement presentation. Rocket is currently in the process of evaluating Mr. Cooper’s accounting policies, which will be finalized upon completion of the Mr. Cooper Mergers, or as more information becomes available. As a result of that review, additional differences could be identified between the accounting policies of the two companies. With the information currently available, Rocket has determined that no significant adjustments are necessary to conform Mr. Cooper’s financial statements to the accounting policies used by Rocket.

Rocket Companies, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

The unaudited pro forma condensed combined financial information was prepared by applying the acquisition method of accounting in accordance with ASC 805, with Rocket as the accounting acquirer, using the fair value concepts defined in ASC 820, Fair Value Measurement, and based on the historical financial statements of Rocket and Mr. Cooper. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value (or other measurement as directed by ASC 805), while transaction costs associated with the business combination are expensed as incurred. The excess of merger consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the aggregate merger consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. This allocation of the aggregate merger consideration depends upon certain estimates and assumptions, all of which are preliminary. The final determination of fair values of assets acquired and liabilities assumed relating to the Mr. Cooper Mergers could differ materially from the preliminary allocation of aggregate merger consideration. The final valuation will be based on the actual tangible and intangible assets and liabilities of Mr. Cooper existing at the acquisition date.

The Financing Transactions

The Mr. Cooper Mergers will trigger change in control provisions contained in certain of Mr. Cooper’s outstanding debt facilities (including the Mr. Cooper Notes) that will require the repayment of such indebtedness. Consequently, Rocket entered into the Commitment Letter with the Commitment Parties, pursuant to which the Commitment Parties have committed to provide the Bridge Facility with a capacity up to $4,950 million. The Company does not expect to draw on the Bridge Facility, as it has incurred permanent financing in the form of $4,000 million of Senior Notes. Rocket intends to use the proceeds from the notes to fund the Finance Transactions, and after consummation of the Transactions, to repay secured debt of Rocket and its consolidated subsidiaries (including Redfin, Mr. Cooper, and their subsidiaries). The debt issuance costs associated with the notes will be capitalized and amortized over the term of the notes.

The assumptions and expectations regarding the aggregate principal amount of Mr. Cooper Notes to be repaid at closing are subject to change and resulting interest expense based on the final permanent financing could vary significantly from what is assumed in the unaudited pro forma condensed combined financial information.

Overall Presentation

The unaudited pro forma condensed combined balance sheet, as of March 31, 2025, the unaudited pro forma condensed combined statement of income (loss) for the three months ended March 31, 2025 and the unaudited pro forma condensed combined statement of income (loss) for the year ended December 31, 2024, presented herein, are based on the historical financial statements of Rocket, adjusted for the Up-C Collapse (as noted above), the Redfin Merger and the Mr. Cooper Mergers.

The unaudited pro forma condensed combined balance sheet as of March 31, 2025 is presented as if the Transactions had occurred on March 31, 2025 and combines the historical balance sheet of Rocket as of March 31, 2025 with the historical balance sheets of Redfin and Mr. Cooper, each as of March 31, 2025.

The unaudited pro forma condensed combined statement of income (loss) for the three months ended March 31, 2025 has been prepared as if the Transactions had occurred on January 1, 2024 and combines Rocket’s historical statement of income (loss) for the three months ended March 31, 2025 with the historical statements of income (loss) for Redfin and Mr. Cooper, each for the three months ended March 31, 2025.

Rocket Companies, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

The unaudited pro forma condensed combined statement of income (loss) for the year ended December 31, 2024 has been prepared as if the Transactions had occurred on January 1, 2024 and combines Rocket’s historical statement of income (loss) for the fiscal year ended December 31, 2024 with the historical statements of income (loss) for Redfin and Mr. Cooper, each for the fiscal year ended December 31, 2024.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dyssynergies, operating efficiencies or cost savings that may result from the Redfin Merger or Mr. Cooper Mergers and integration costs that may be incurred. The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that Rocket believes are reasonable under the circumstances. Rocket is not aware of any material transactions between Rocket and Redfin, Rocket and Mr. Cooper, and Redfin and Mr. Cooper during the periods presented. Accordingly, adjustments to eliminate transactions between Rocket and Redfin, between Rocket and Mr. Cooper, and between Redfin and Mr. Cooper have not been reflected in the unaudited pro forma condensed combined financial information.

Note 2 — Up-C Collapse Adjustments

Adjustments related to the Up-C Collapse in the accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2025 and the unaudited pro forma condensed combined statement of income (loss) for the three months ended March 31, 2025 and the year ended December 31, 2024 are as follows:

(a)	Reflects the consolidation of the net assets and operations of the Retained Entities, net of eliminations, as a result of the Up-C Collapse Mergers.

(b)	Reflects the reclassification of the accrual for the Special Dividend of $120.1 million to the holders of Rocket’s Class A common stock from Other liabilities to a reduction in Cash and cash equivalents. For the avoidance of doubt, the Special Dividend was paid to holders of Rocket’s Class A common stock on April 3, 2025, prior to the consummation of the Up-C Collapse.

As of March 31, 2025, Rocket had also recorded a $26.6 million accrual in Other liabilities on Rocket’s historical consolidated balance sheet related to dividend equivalents payable to holders of unvested service-based restricted stock units and performance-based restricted stock units. The underlying award agreements provide a contractual right for holders of these unvested awards to receive dividend equivalent payments upon vesting for any dividends declared during the vesting period. For the avoidance of doubt, the $0.80 per share amount of the Special Dividend declared and paid in April 2025 is separate from these dividend equivalent amounts and no pro forma adjustment has been made to the dividend equivalent accrual.

(c)	Reflects the reversal of the deferred tax asset position of $510.5 million, the recognition of the deferred tax liability position of $716.0 million as a result of the Up-C Collapse, and the corresponding elimination of the non-controlling interest in Holdings LLC. Through the Up-C Collapse, Rocket is acquiring the Holdings Units held by Rocket’s chairman and RHI which have a book basis that is higher than the tax basis in the investment of Holdings LLC. This basis difference results in a deferred tax liability and the corresponding adjustment to Additional paid-in-capital. Retained earnings was also adjusted for the reversal of certain valuation allowances of $10.3 million, which was an indirect effect of the Up-C Collapse. The remaining $12.5 million of the deferred tax asset position was reclassified to Other assets as it would not be presented separately. See Note 2(h) for further discussion on the impact of the reversal of the valuation allowance on the unaudited pro forma condensed combined statement of income (loss) for the year ended December 31, 2024. There are a number of factors that will ultimately impact the final deferred tax position recorded by the consolidated group including operations before closing, potential changes in tax laws, and the mix of earnings. This determination is preliminary and subject to change.

Rocket Companies, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

(d)	Reflects the change in the TRA liability of $15.6 million and the corresponding adjustment to Retained earnings due to the Up-C Collapse which results in changes to the estimates of tax rates and other variables used in the estimation of the TRA liability. The decrease in the TRA liability is also reflected as a reduction to Other expenses on the unaudited pro forma condensed combined statement of income (loss) for the year ended December 31, 2024.

(e)	Reflects expected remaining non-recurring acquisition-related transaction costs of $1.3 million related to the Up-C Collapse, primarily for professional services. These estimated and to be incurred acquisition-related transaction costs are not reflected on the historical consolidated balance sheet of Rocket as of March 31, 2025, but are reflected in the unaudited pro forma condensed combined balance sheet as of March 31, 2025 as an increase to Other liabilities and a corresponding adjustment to Retained earnings. These transaction costs are also presented as an increase to General and administrative expenses in the unaudited pro forma condensed combined statement of income (loss) for the year ended December 31, 2024.

(f)	Reflects the elimination of Non-controlling interest on the unaudited pro forma condensed combined balance sheet and the allocation of income (loss) to the non-controlling interest holders on the pro forma statement of income (loss) for the three months ended March 31, 2025, and year ended December 31, 2024, as a result of the transfer of 1,848,879,483 shares of Class D common stock and Holdings LLC Units in exchange for an equivalent number of shares of Class L common stock.

(g)	Reflects the adjustments to Equity:

		Additional paid-in capital	Retained earnings	Non-controlling interest
Pro forma Up-C Collapse adjustments:
(a)	Consolidation of net assets and operations of the Retained Entities	$5,314	$—	$—
(b)	Special Dividend payment and Dividend equivalents payable to the holders of unvested RSUs	—	—	—
(c)	Reversal of the DTA and recognition of DTL	(1,236,747)	10,302	—
(d)	Change in the TRA liability	—	15,601	—
(e)	Expected remaining non-recurring acquisition-related transaction costs	—	(1,291)	—
(f)	Elimination of non-controlling interest(1)	8,000,886	—	(8,000,886)
Net pro forma transaction accounting adjustments to Equity:		$6,769,453	$24,612	$(8,000,886)

(1)	Common stock reflects the impact of the exchange of Class D common stock for Class L common stock and the resulting reclass of par value.

(h)	Reflects the estimated income tax provision assuming Rocket’s unaudited pro forma condensed combined Income (loss) before income taxes had been subject to federal and state income tax as a C-corporation utilizing an estimated blended statutory tax rate of approximately 24% for the three months ended March 31, 2025 and year ended December 31, 2024. The estimated blended statutory tax rate was computed assuming the valuation allowance of $10.3 million was released consistent with Note 2(c). The tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income (loss) and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the blended tax rate will likely vary from the actual effective tax rate in periods subsequent to completion of the Up-C Collapse. This determination is preliminary and subject to change.

Rocket Companies, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

Note 3 —  Redfin Reclassification Adjustments

During the preparation of the unaudited pro forma condensed combined financial information, Rocket’s management performed a preliminary analysis of Redfin’s financial information to identify differences in financial statement presentation as compared to the presentation of Rocket. Certain reclassification adjustments have been made to conform Redfin’s historical financial statement presentation to Rocket’s financial statement presentation. Following the Redfin Merger, the combined company will finalize the review of reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

In order to conform to the new presentation as of March 31, 2025, Rocket created a new financial statement line item in their balance sheet, Deferred tax liability, net, and as a result, has reclassified $17.2 million from Other liabilities to Deferred tax liability, net in Rocket’s presentation of its historical information on the unaudited pro forma condensed combined balance sheet.

Rocket Companies, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

A.	Refer to the table below for a summary of reclassification adjustments made to present Redfin’s consolidated balance sheet as of March 31, 2025 to conform with that of Rocket’s:

Redfin Historical Balance Sheet Line Items	Redfin Historical as of March 31, 2025	Reclassification	Rocket Historical Balance Sheet Line Items(1)	Reclassification	Redfin Reclassified as of March 31, 2025
Cash and cash equivalents	$183,538	—	Cash and cash equivalents		$183,538
Restricted cash	128	—	Restricted cash		128
Accounts receivable, net of allowance for credit losses	39,731	(39,731)	Mortgage loans held for sale, at fair value		172,744
Loans held for sale	172,744	—	Interest rate lock commitments (“IRLCs”), at fair value		6,263
Prepaid expenses	31,229	(31,229)	Other current assets	6,263
Other current assets	31,354	(31,354)	Mortgage servicing rights (“MSRs”), at fair value		2,614
Total current assets	458,724	—	Property and equipment, net		38,220
Property and equipment, net	38,220	—	Lease right of use assets		22,536
Right-of-use assets, net	22,536	—	Forward commitments, at fair value		581
MSRs, at fair value	2,614	—	Other current assets	581
Goodwill	461,349	(461,349)	Goodwill and intangible assets, net		508,009
Intangible assets, net	46,660	(46,660)	Goodwill	461,349
Contract assets, noncurrent	38,180	(38,180)	Intangible assets, net	46,660
Other assets, noncurrent	7,896	(7,896)	Other assets		141,546
Total assets	1,076,179	—	Accounts receivable, net of allowances for credit losses	39,731
Accounts payable	20,113	—	Other current assets	24,510
Accrued and other liabilities	118,726	(118,726)	Prepaid expenses	31,229
Warehouse credit facilities	170,212	(170,212)	Other assets, noncurrent	7,896
Convertible senior notes, net	73,593	(73,593)	Contract assets, noncurrent	38,180
Lease liabilities	12,749	(12,749)	Total assets		1,076,179
Total current liabilities	395,393	—	Funding facilities		170,212
Lease liabilities, noncurrent	18,487	(18,487)	Warehouse credit facilities	170,212
Convertible senior notes, net, noncurrent	499,181	(499,181)	Senior notes, net		572,774
Term loan	243,003	—	Convertible senior notes, net	73,593
Deferred revenue	77,321	(77,321)	Convertible senior notes, net, noncurrent	499,181
Deferred tax liabilities	780	—	Term loan debt		243,003
Total liabilities	$1,234,165	—	Accounts payable		20,351
			Accounts payable	20,113
			Accrued and other liabilities	238
			Lease liabilities		31,236
			Lease liabilities	12,749
			Lease liabilities, noncurrent	18,487
			Forward commitments, at fair value		1,712
			Accrued and other liabilities	1,712
			Investor reserves		2,021
			Accrued and other liabilities	2,021
			Deferred tax liability, net		780
			Other liabilities		192,076
			Accrued and other liabilities	114,755
			Deferred revenue	77,321
			Total liabilities		$1,234,165

(1)	The indented Redfin line items listed beneath each Rocket historical balance sheet line represent balances reclassified from the respective Redfin balance sheet line items to the corresponding Rocket balance sheet line items.

Rocket Companies, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

B.	Refer to the table below for a summary of adjustments made to present Redfin’s consolidated statement of loss for the three months ended March 31, 2025 to conform with that of Rocket’s:

Redfin Historical Statement of Loss Line Items	Redfin Historical for the Three Months Ended March 31, 2025	Reclassification	Rocket Historical Statement of Income (Loss) Line Items(1)	Reclassification	Redfin Reclassified for the Three Months Ended March 31, 2025
Revenue	$221,027	(221,027)	Gain on sale of loans excluding fair value of MSRs, net		$24,054
Cost of revenue	150,393	(150,393)	Revenue	24,054
Technology and development	39,486	(39,486)	Fair value of originated MSRs		3,117
Marketing	39,265	(39,265)	Revenue	3,117
General and administrative	56,467	(56,467)	Servicing fee income		(41)
Restructuring and reorganization	20,930	(20,930)	Revenue	(41)
Interest income	1,119	(1,119)	Change in fair value of MSRs		(165)
Interest expense	(7,784)	7,784	Revenue	(165)
Income tax expense	(255)	—	Interest income		2,353
Gain on extinguishment of convertible senior notes	—	—	Revenue	2,353
Other expense, net	(85)	85	Interest expense on funding facilities		(1,971)
Net loss	$(92,519)	—	Cost of revenue	(1,971)
			Other income		192,848
			Revenue	191,709
			Interest income	1,119
			Other expense, net	20
			Salaries, commissions, and team member benefits		183,101
			Cost of revenue	110,190
			Technology and development	25,917
			Marketing	5,279
			General and administrative	27,789
			Restructuring and reorganization	13,926
			General and administrative expenses		62,246
			Cost of revenue	27,381
			Technology and development	9,590
			Marketing	1,080
			General and administrative	24,109
			Restructuring and reorganization	86
			Marketing and advertising expenses		41,697

Rocket Companies, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

Redfin Historical Statement of Loss Line Items	Redfin Historical for the Three Months Ended March 31, 2025	Reclassification	Rocket Historical Statement of Income (Loss) Line Items(1)	Reclassification	Redfin Reclassified for the Three Months Ended March 31, 2025
			Cost of revenue	8,553
			Marketing	32,844
			General and administrative	300
			Depreciation and amortization		9,631
			Cost of revenue	1,817
			Technology and development	3,979
			Marketing	62
			General and administrative	3,773
			Interest and amortization expense on non-funding debt		7,782
			Interest expense	7,782
			Other expenses	—	8,002
			Cost of revenue	481
			General and administrative	496
			Interest expense	2
			Restructuring and reorganization	6,918
			Other expense, net	105
			(Provision for) benefit from income taxes		(255)
			Net loss		$(92,519)

(1)	The indented Redfin line items listed beneath each Rocket line item represent amounts reclassified from the respective Redfin statement of loss line items to the corresponding Rocket statement of income (loss) line items.

Rocket Companies, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

C.	Refer to the table below for a summary of adjustments made to present Redfin’s consolidated statement of loss for the year ended December 31, 2024 to conform with that of Rocket’s:

Redfin Historical Statement of Loss Line Items	Redfin Historical for the Year Ended December 31, 2024	Reclassification	Rocket Historical Statement of Income (Loss) Line Items(1)	Reclassification	Redfin Reclassified for the Year Ended December 31, 2024
Revenue	$1,042,979	(1,042,979)	Gain on sale of loans excluding fair value of MSRs, net		$102,363
Cost of revenue	678,778	(678,778)	Revenue	102,363
Technology and development	163,927	(163,927)	Fair value of originated MSRs		26,489
Marketing	114,481	(114,481)	Revenue	26,489
General and administrative	235,364	(235,364)	Servicing fee income		2,146
Restructuring and reorganization	5,684	(5,684)	Revenue	2,146
Interest income	6,348	(6,348)	Change in fair value of MSRs		(2,375)
Interest expense	(27,780)	27,780	Revenue	(2,375)
Income tax benefit	530	—	Interest income		10,980
Gain on extinguishment of convertible senior notes	12,000	(12,000)	Revenue	10,980
Other expense, net	(644)	644	Interest expense on funding facilities		(11,226)
Net loss	$(164,801)	—	Cost of revenue	(11,226)
			Other income		910,193
			Revenue	903,784
			Interest income	6,348
			Other expense, net	61
			Salaries, commissions, and team member benefits		768,938
			Cost of revenue	498,761
			Technology and development	107,224
			Marketing	24,150
			General and administrative	133,141
			Restructuring and reorganization	5,662
			General and administrative expenses		237,267
			Cost of revenue	117,312
			Technology and development	37,364
			Marketing	5,225
			General and administrative	77,344
			Restructuring and reorganization	22
			Marketing and advertising expenses		119,816

Rocket Companies, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

Redfin Historical Statement of Loss Line Items	Redfin Historical for the Year Ended December 31, 2024	Reclassification	Rocket Historical Statement of Income (Loss) Line Items(1)	Reclassification	Redfin Reclassified for the Year Ended December 31, 2024
			Cost of revenue	33,775
			Technology and development	89
			Marketing	84,859
			General and administrative	1,093
			Depreciation and amortization		42,834
			Cost of revenue	2,814
			Technology and development	19,250
			Marketing	233
			General and administrative	20,537
			Interest and amortization expense on non-funding debt		27,707
			Interest expense	27,707
			Other expenses		7,339
			Revenue	408
			Cost of revenue	14,890
			Marketing	14
			General and administrative	3,249
			Interest expense	73
			Gain on extinguishment of convertible senior notes	(12,000)
			Other expense, net	705
			(Provision for) benefit from income taxes		530
			Net loss		$(164,801)

(1)	The indented Redfin line items listed beneath each Rocket line item represent amounts reclassified from the respective Redfin statement of loss line items to the corresponding Rocket statement of income (loss) line items.

Rocket Companies, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

Note 4 — Preliminary Purchase Price Allocation for Redfin Merger

Estimated Redfin Merger Consideration

The following table summarizes the preliminary estimated aggregate merger consideration for Redfin with reference to Rocket’s closing share price of $14.33 on June 25, 2025.

Amount
Estimated fair value of Rocket Class A common stock to be issued to Redfin stockholders(i)	$1,454,080
Estimated fair value of converted Redfin equity awards attributable to pre-combination service(ii)	51,603
Cash paid to pay off term loan, accrued interest, and prepayment premium(iii)	249,344
Estimated Redfin acquisition-related transaction costs to be paid by Rocket(iv)	16,600
Preliminary estimated merger consideration	$1,771,627

(i)	Value of estimated shares of Rocket Class A common stock issued is based on 128,022,988 shares of outstanding common stock of Redfin as of March 31, 2025 each being exchanged for 0.7926 of a share of Rocket Class A common stock issued at $14.33, the closing share price on June 25, 2025.

(ii)	Certain unvested equity awards of Redfin will be replaced by Rocket’s equity awards with similar terms at closing. The vested portion of those awards, as well as awards that fully vest prior to the closing date, are included as consideration applying the same exchange ratio and share price as (i) above.

(iii)	Cash paid to settle Redfin’s outstanding term loan principal, accrued interest, and a 1% prepayment premium triggered by the Redfin Merger.

(iv)	Reflects Redfin’s transaction costs that will be paid in cash by Rocket as part of the Redfin Merger.

The preliminary estimated aggregate merger consideration could significantly differ from the amounts presented due to movements in Rocket’s share price up to the closing date. A sensitivity analysis related to the fluctuation in Rocket’s share price was performed to assess the impact a hypothetical change of 10% on the closing price of Rocket Class A common stock on June 25, 2025 would have on the estimated preliminary purchase price consideration and goodwill as of the closing date:

	Stock Price	Total Estimated Consideration	Change
10% increase	$15.76	$1,922,195	$150,568
10% decrease	$12.90	$1,621,059	$(150,568)

Preliminary Purchase Price Allocation

The assumed accounting for the Redfin Merger, including the preliminary merger consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon the preliminary estimate of fair values. For the preliminary estimate of fair values of assets acquired and liabilities assumed of Redfin, Rocket used benchmarking information from public precedent transactions as well as a variety of other sources, including market participant assumptions. Rocket is expected to use widely accepted income-based, market-based, and cost-based valuation approaches upon finalization of purchase accounting for the Redfin Merger. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The unaudited pro forma adjustments are based upon available information and certain assumptions that Rocket believes are reasonable under the circumstances. The purchase price adjustments relating to Redfin’s and Rocket’s combined financial information are preliminary and are subject to change, as additional information becomes available and as additional analyses are performed.

Rocket Companies, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

The following table summarizes the preliminary purchase price allocation, as if the Redfin Merger had been completed on March 31, 2025:

Amount
Estimated Merger Consideration:	$1,771,627
Cash and cash equivalents	183,538
Restricted cash	128
Mortgage loans held for sale, at fair value	172,744
IRLCs, at fair value	6,263
MSRs, at fair value	2,614
Property and equipment, net	38,220
Lease right of use assets	22,536
Forward commitments, at fair value	581
Intangible assets, net(i)	815,000
Other assets	93,491
Funding facilities	170,212
Senior Notes, net	524,764
Accounts payable	20,351
Lease liabilities	31,236
Forward commitments, at fair value	1,712
Investor reserves	2,021
Deferred tax liability, net(ii)	(48,535)
Other liabilities	192,076
Net tangible assets acquired (excluding goodwill)	441,278
Goodwill	1,330,349
Total net assets acquired	$1,771,627

(i)	Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consists of the following:

	Preliminary Fair Value	Estimated Useful Life (years)
Preliminary fair value of intangible assets acquired:
Trade names and trademarks	$300,000	5
Customer relationships	240,000	7
Developed technology	275,000	4
Intangible assets acquired	$815,000

Rocket Companies, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

(ii)	As a result of the Redfin Merger, Rocket expects to benefit from Redfin’s deferred tax asset balance, leading to net deferred tax assets of $221.1 million, offset by deferred tax liabilities of $171.8 million from book-tax basis differences arising from the preliminary purchase price allocation. Redfin’s historical deferred tax liability of $0.8 million is netted against the $49.3 million net deferred tax asset position above, resulting in an ending deferred tax asset position of $48.5 million, which is shown as a negative deferred tax liability as the combined company will be in a net deferred tax liability position. There are a number of factors that will ultimately impact the final deferred tax position recorded by the consolidated group including operations before closing, potential changes in tax laws, and the mix of earnings. This determination is preliminary and subject to change.

Note 5 — Redfin Merger Adjustments

The following pro forma adjustments have been reflected in the Redfin Transaction Accounting Adjustments column in the accompanying unaudited pro forma condensed combined balance sheet and statements of income (loss). All adjustments are based on preliminary assumptions and valuations, which are subject to change.

a)	Reflects the accelerated payoff of Redfin’s outstanding aggregate principal from its term loan and a 1% prepayment premium triggered by the Redfin Merger of $249.3 million, which is included as part of the consideration transferred. See Note 4 above. The adjustment reflects the extinguishment of the term loan debt and the write-off of unamortized deferred issuance costs of $3.9 million. See Note 5(e) for the corresponding elimination of the historical interest expense attributed to the term loan.

b)	Reflects Redfin’s expected acquisition-related transaction costs of $16.6 million that will be paid in cash by Rocket as part of consideration transferred. See Note 4 above.

c)	Represents the preliminary adjustment to goodwill of $869.0 million within Goodwill and intangible assets, net, which reflects the elimination of the historical goodwill of $461.3 million and the recognition of the preliminary estimate of goodwill in connection with the Redfin Merger of $1,330.3 million. See Note 4.

d)	Represents the preliminary adjustment to intangible assets of $768.3 million within Goodwill and intangible assets, net, which reflects the elimination of historical intangibles of $46.7 million, and the preliminary estimate of the fair value of the acquired intangible assets of $815.0 million. This adjustment also eliminates $48.1 million representing the remaining balance as of March 31, 2025 of capitalized costs that Redfin had previously recharacterized from intangible assets to other assets related to the Zillow partnership announced in February 2025. Refer to Note 4 above for additional information on the acquired intangible assets expected to be recognized. The pro forma impacts reflected in Depreciation and amortization as a result of the adjustment to intangible assets are shown in the table below:

	For the Three Months Ended March 31, 2025	For the Year Ended December 31, 2024
Pro forma transaction accounting adjustments:
Removal of historical Redfin amortization of intangible assets and contract asset(1)	$(4,828)	$(23,741)
Amortization of intangible assets	40,759	163,036
Net pro forma transaction accounting adjustment to Depreciation and amortization	$35,931	$139,295

(1)	In March 2025, Redfin had a recharacterization of intangibles assets on its consolidated balance sheet to contract asset as part of the Zillow partnership agreement entered into in February 2025.

Rocket Companies, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the amortization expense of approximately $4.1 million and $16.3 million for the three months ended March 31, 2025 and year ended December 31, 2024, respectively. Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the Redfin Merger may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

e)	Reflects the preliminary purchase accounting adjustment to reduce the senior convertible notes by $48.0 million down to their fair value. The pro forma impact reflected in Interest and amortization expense on non-funding debt as a result of the adjustment to debt, and based on an 6.9% weighted average effective interest rate, is calculated in the table below:

	For the Three Months Ended March 31, 2025	For the Year Ended December 31, 2024
Pro forma transaction accounting adjustments:
Removal of historical interest expense(1)	$(7,782)	$(27,707)
Pro forma interest expense	7,943	32,380
Net pro forma transaction accounting adjustment to Interest and amortization expense on non-funding debt	$161	$4,673

(1)	Inclusive of the historical interest expense incurred in connection with the Redfin term loan that is assumed to be settled as a result of the change-in-control.

f)	Reflects an increase in Rocket’s TRA liability of $6.5 million and an increase in its deferred tax liability of $5.5 million indirectly resulting from the Redfin Merger. The corresponding offsetting adjustment is recorded through Retained earnings. The increases in the TRA liability and the deferred tax liability are reflected as increases to Other expenses and Provision for income taxes on the unaudited pro forma condensed combined statement of income (loss), respectively, for the year ended December 31, 2024.

g)	Reflects the decrease to Rocket’s deferred tax liabilities of $49.3 million recognized from the Redfin Merger. See Note 4.

h)	Reflects expected remaining non-recurring acquisition-related transaction costs of $13.3 million related to the Redfin Merger, primarily for professional services. These estimated and to be incurred acquisition-related transaction costs are not reflected on the historical consolidated balance sheet of Rocket as of March 31, 2025, but are reflected in the unaudited pro forma condensed combined balance sheet as of March 31, 2025 as an increase to Other liabilities and a decrease to Retained earnings, with a corresponding increase to General and administrative expenses in the unaudited pro forma condensed combined statement of income (loss) for the year ended December 31, 2024.

Rocket Companies, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

i)	Reflects the adjustments to Equity:

	Class A common stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive loss
Pro forma transaction accounting adjustments:
Elimination of Redfin’s historical equity	$(128)	$(922,728)	$1,080,653	$189
Rocket Class A common stock issued to Redfin stockholders – See Note 4	1	1,454,079	—	—
Estimated fair value attributed to pre-combination vesting of equity awards – See Note 4	—	51,603	—	—
Change in Rocket’s TRA liability and deferred tax liability – See Note 5(f)	—	—	(11,911)	—
Estimated remaining acquisition-related transaction costs – See Note 5(h)	—	—	(13,251)	—
Net pro forma transaction accounting adjustments to Equity	$(127)	$582,954	$1,055,491	$189

j)	Reflects the adjustment to Salaries, commissions and team member benefits with respect to net stock-based compensation expense for Rocket replacement equity awards. See Note 4 for further discussion around the fair value of the vested portion of awards allocated to the pre-combination period.

	For the Three Months Ended March 31, 2025	For the Year Ended December 31, 2024
Pro forma transaction accounting adjustments:
Removal of historical Redfin stock-based compensation expense	$(15,363)	$(71,159)
Record stock-based compensation expense from replacement awards	5,888	50,150
Net pro forma transaction accounting adjustment to Salaries, commissions, and team member benefits	$(9,475)	$(21,009)

k)	The estimated income tax impact on Redfin’s loss before income taxes, inclusive of the pro forma adjustments, utilizing an estimated blended statutory tax rate of approximately 24% for the three months ended March 31, 2025 and year ended December 31, 2024, as a result of the release of certain valuation allowance amounts in the Redfin Merger. The tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income (loss) and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the blended tax rate will likely vary from the actual effective tax rate in periods subsequent to completion of the Redfin Merger. The determination of the income tax impact is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

Rocket Companies, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

Note 6 — Mr. Cooper Reclassification Adjustments

During the preparation of the unaudited pro forma condensed combined financial information, Rocket’s management performed a preliminary analysis of Mr. Cooper’s financial information to identify differences in financial statement presentation as compared to the presentation of Rocket. Certain reclassification adjustments have been made to conform Mr. Cooper’s historical financial statement presentation to Rocket’s financial statement presentation. Following the Mr. Cooper Mergers, the combined company will finalize the review of reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

In order to conform to the new presentation as of March 31, 2025, Rocket created two new financial statement line items on its balance sheet: (i) MSR and Advance facilities, net and (ii) MSR related liabilities — nonrecourse at fair value. These new line items are comprised solely of the respective historical balances from Mr. Cooper’s consolidated balance sheet as of March 31, 2025 as Rocket did not have any existing balances to reclassify.

Rocket Companies, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

A.	Refer to the table below for a summary of reclassification adjustments made to present Mr. Cooper’s consolidated balance sheet as of March 31, 2025 to conform with that of Rocket’s:

Mr. Cooper Historical Balance Sheet Line Items	Mr. Cooper Historical Balances as of March 31, 2025	Reclassification	Rocket Historical Balance Sheet Line Items(1)	Reclassification	Mr. Cooper Reclassified as of March 31, 2025
Cash and cash equivalents	$784,129	—	Cash and cash equivalents		$784,129
Restricted cash	166,162	—	Restricted cash		166,162
Mortgage servicing rights at fair value	11,344,675	—	Mortgage loans held for sale, at fair value		2,603,276
Advances and other receivables, net of reserves	1,061,008	(1,061,008)	Interest rate lock commitments (“IRLCs”), at fair value		46,319
Mortgage loans held for sale at fair value	2,603,276	—	Other assets	46,319
Property and equipment, net of accumulated depreciation	62,656	—	Mortgage servicing rights (“MSRs”), at fair value		11,344,675
Deferred tax assets, net	217,468	—	Property and equipment, net		62,656
Other assets	2,206,888	(2,206,888)	Deferred tax asset, net		217,468
Total assets	18,446,262	—	Lease right of use assets		41,182
Unsecured senior notes, net	4,896,175	—	Other assets	41,182
Advance, warehouse and MSR facilities, net	6,313,285	(6,313,285)	Forward commitments, at fair value		69,122
Payables and other liabilities	1,948,668	(1,948,668)	Other assets	69,122
MSR related liabilities – nonrecourse at fair value	398,367	—	Loans subject to repurchase right from Ginnie Mae (Asset)		1,115,408
Total liabilities	$13,556,495	—	Other assets	1,115,408
			Goodwill and intangible assets, net		249,154
			Other assets	249,154
			Other assets		1,746,711
			Advances and other receivables, net of reserves	1,061,008
			Other assets	685,703
			Total assets		18,446,262
			Funding facilities		2,128,471
			Advance, warehouse and MSR facilities, net	2,128,471
			Senior notes, net		4,896,175
			MSRs and Advance facilities, net		3,990,284
			Advance, warehouse and MSR facilities, net	3,990,284
			Early buy out facility		194,530

Rocket Companies, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

Mr. Cooper Historical Balance Sheet Line Items	Mr. Cooper Historical Balances as of March 31, 2025	Reclassification	Rocket Historical Balance Sheet Line Items(1)	Reclassification	Mr. Cooper Reclassified as of March 31, 2025
			Advance, warehouse and MSR facilities, net	194,530
			MSR related liabilities – nonrecourse at fair value		398,367
			Accounts payable		129,220
			Payables and other liabilities	129,220
			Lease liabilities		53,252
			Payables and other liabilities	53,252
			Forward commitments, at fair value		17,079
			Payables and other liabilities	17,079
			Investor reserves		55,687
			Payables and other liabilities	55,687
			Loans subject to repurchase right from Ginnie Mae (liabilities)		1,115,408
			Payables and other liabilities	1,115,408
			Other liabilities		578,022
			Payables and other liabilities	578,022
			Total liabilities		$13,556,495

(1)	The indented Mr. Cooper line items listed beneath each Rocket historical balance sheet line represent balances reclassified from the respective Mr. Cooper balance sheet line items to the corresponding Rocket balance sheet line items.

Rocket Companies, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

B.	Refer to the table below for a summary of adjustments made to present Mr. Cooper’s consolidated statement of income (loss) for the three months ended March 31, 2025 to conform with that of Rocket’s:

Mr. Cooper Historical Statement of Operations Line Items	Mr. Cooper Historical for the Three Months Ended March 31, 2025	Reclassification	Rocket Historical Statement of Income (Loss) Line Items(1)	Reclassification	Mr. Cooper Reclassified for the Three Months Ended March 31, 2025
Service related, net	$440,243	(440,243)	Gain on sale of loans excluding fair value of MSRs, net		$(17,298)
Net gain on mortgage loans held for sale	119,469	(119,469)	Service related, net	26,263
Salaries, wages and benefits	193,506	—	Net gain on mortgage loans held for sale	(43,561)
General and administrative	236,700	(236,700)	Fair value of originated MSRs		163,030
Interest income	188,720	(188,720)	Net gain on mortgage loans held for sale	163,030
Interest expense	(212,809)	212,809	Servicing fee income		710,812
Other income (expense), net	(11,177)	11,177	Service related, net	710,812
Income tax expense	6,594	—	Change in fair value of MSRs		(311,857)
Net income	$87,646	—	Service related, net	(311,857)
			Interest income		33,702
			Interest income	33,702
			Interest expense on funding facilities		(27,508)
			Interest expense	(27,508)
			Other income		178,872
			Service related, net	15,025
			Interest income	163,256
			Other income (expense), net	591
			Salaries, commissions and team member benefits		232,462
			Salaries, wages and benefits	193,506
			General and administrative	38,956
			General and administrative expenses		168,930
			General and administrative	168,930
			Marketing and advertising expenses		10,839
			General and administrative	10,839
			Depreciation and amortization		17,975
			General and administrative	17,975
			Interest and amortization expense on non-funding debt(2)		173,041
			Interest expense	173,041

Rocket Companies, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

Mr. Cooper Historical Statement of Operations Line Items	Mr. Cooper Historical for the Three Months Ended March 31, 2025	Reclassification	Rocket Historical Statement of Income (Loss) Line Items(1)	Reclassification	Mr. Cooper Reclassified for the Three Months Ended March 31, 2025
			Other expenses		32,266
			Interest income	8,238
			Interest expense	12,260
			Other income (expense), net	11,768
			(Provision for) benefit from income taxes		(6,594)
			Net income		$87,646

(1)	The indented Mr. Cooper line items listed beneath each Rocket line item represent amounts reclassified from the respective Mr. Cooper statement of operations line items to the corresponding Rocket statement of income (loss) line items.

(2)	Mr. Cooper reclassified total amount presented in Interest expense and amortization for non-funding debt consists of interest expense from MSRs and other advance facilities, other interest expense from legacy senior notes, and excess spread financing.

Rocket Companies, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

C.	Refer to the table below for a summary of adjustments made to present Mr. Cooper’s consolidated statement of income (loss) for the year ended December 31, 2024 to conform with that of Rocket’s:

Mr. Cooper Historical Statement of Operations Line Items	Mr. Cooper Historical for the Year Ended December 31, 2024	Reclassification	Rocket Historical Statement of Income (Loss) Line Items(1)	Reclassification	Mr. Cooper Reclassified for the Year Ended December 31, 2024
Service related, net	$1,788,183	(1,788,183)	Gain on sale of loans excluding fair value of MSRs, net		$64,585
Net gain on mortgage loans held for sale	437,344	(437,344)	Service related, net	86,239
Salaries, wages and benefits	694,722	—	Net gain on mortgage loans held for sale	(21,654)
General and administrative	624,213	(624,213)	Fair value of originated MSRs		458,998
Interest income	789,738	(789,738)	Net gain on mortgage loans held for sale	458,998
Interest expense	(776,478)	776,478	Servicing fee income		2,475,426
Other income (expense), net	(18,687)	18,687	Service related, net	2,475,426
Income tax expense	232,065	—	Change in fair value of MSRs		(842,030)
Net income	$669,100	—	Service related, net	(842,030)
			Interest income		102,047
			Interest income	102,047
			Interest expense on funding facilities		(84,475)
			Interest expense	(84,475)
			Other income		793,189
			Service related, net	68,548
			Interest income	722,832
			Other income (expense), net	1,809
			Salaries, commissions, and team member benefits		771,164
			Salaries, wages and benefits	694,722
			General and administrative	76,442
			General and administrative expenses		465,219
			General and administrative	465,219
			Marketing and advertising expenses		39,002
			General and administrative	39,002
			Depreciation and amortization		43,550
			General and administrative	43,550
			Interest and amortization expense on non-funding debt(2)		641,934
			Interest expense	641,934
			Other expenses		105,706

Rocket Companies, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

Mr. Cooper Historical Statement of Operations Line Items	Mr. Cooper Historical for the Year Ended December 31, 2024	Reclassification	Rocket Historical Statement of Income (Loss) Line Items(1)	Reclassification	Mr. Cooper Reclassified for the Year Ended December 31, 2024
			Interest income	35,141
			Interest expense	50,069
			Other income (expense), net	20,496
			(Provision for) benefit from income taxes		(232,065)
			Net income		$669,100

(1)	The indented Mr. Cooper line items listed beneath each Rocket line item represent amounts reclassified from the respective Mr. Cooper statement of operations line items to the corresponding Rocket statement of income (loss) line items.

(2)	Mr. Cooper reclassified total amount presented in Interest expense and amortization for non-funding debt consists of interest expense from MSRs and other advance facilities, other interest expense from legacy senior notes, and excess spread financing.

Note 7 — Preliminary Purchase Price Allocation for Mr. Cooper Mergers

Estimated Mr. Cooper Mergers Consideration

The following table summarizes the preliminary estimated aggregate merger consideration for Mr. Cooper with reference to Rocket’s closing share price of $14.33 on June 25, 2025.

Amount
Estimated fair value of Rocket Class A common stock to be issued to Mr. Cooper stockholders(i)	$10,085,699
Estimated fair value of converted Mr. Cooper equity awards attributable to pre-combination service(ii)	142,758
Cash paid to pay off senior unsecured notes and accrued interest	4,010,712
Estimated Mr. Cooper acquisition-related transaction costs to be paid by Rocket(iv)	93,107
Preliminary estimated merger consideration	$14,332,276

(i)	Value of estimated shares of Rocket Class A common stock issued is based on 63,983,373 shares of outstanding common stock of Mr. Cooper as of March 28, 2025 each being exchanged for 11.00 shares of Rocket Class A common stock issued at $14.33, the closing share price on June 25, 2025.

(ii)	Certain unvested equity awards of Mr. Cooper will be replaced by Rocket’s equity awards with similar terms at closing. The vested portion of those awards, as well as awards that fully vest prior to the closing date, are included as consideration applying the same exchange ratio and share price as (i) above.

(iii)	Cash paid to settle Mr. Cooper outstanding senior unsecured notes due 2026 through 2031 and accrued interest, as a result of the Mr. Cooper Mergers.

(iv)	Reflects Mr. Cooper transaction costs that will be paid in cash by Rocket as part of the Mr. Cooper Mergers.

Rocket Companies, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

The preliminary estimated aggregate merger consideration could significantly differ from the amounts presented due to movements in Rocket’s share price up to the closing date. A sensitivity analysis related to the fluctuation in Rocket’s share price was performed to assess the impact a hypothetical change of 10% on the closing price of Rocket common stock on June 25, 2025 would have on the estimated preliminary purchase price consideration and goodwill as of the closing date:

	Stock Price	Total Estimated Consideration	Change
10% increase	$15.76	$15,355,122	$1,022,846
10% decrease	$12.90	$13,309,430	$(1,022,846)

Preliminary Purchase Price Allocation

The assumed accounting for the Mr. Cooper Mergers, including the preliminary merger consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon the preliminary estimate of fair values. For the preliminary estimate of fair values of assets acquired and liabilities assumed of Mr. Cooper, Rocket used benchmarking information from public precedent transactions as well as a variety of other sources, including market participant assumptions. Rocket is expected to use widely accepted income-based, market-based, and cost-based valuation approaches upon finalization of purchase accounting for the Mr. Cooper Mergers. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The unaudited pro forma adjustments are based upon available information and certain assumptions that Rocket believes are reasonable under the circumstances. The purchase price adjustments relating to Mr. Cooper’s and Rocket’s combined financial information are preliminary and are subject to change, as additional information becomes available and as additional analyses are performed.

The following table summarizes the preliminary purchase price allocation, as if the Mr. Cooper Mergers had been completed on March 31, 2025:

Amount
Estimated Merger Consideration:	$14,332,276
Cash and cash equivalents(i)	656,162
Restricted cash	166,162
Mortgage loans held for sale, at fair value	2,603,276
IRLCs, at fair value	46,319
MSRs, at fair value	11,344,675
Property and equipment, net	62,656
Lease right of use assets	41,182
Forward commitments, at fair value	69,122
Loans subject to repurchase right from Ginnie Mae (asset)	1,115,408
Intangible assets, net(ii)	1,860,000
Other assets	1,746,711
Funding facilities	2,128,471
Senior Notes, net	1,037,890
MSR and Advance facilities, net	3,990,284
Early buy out facility	194,530
MSR related liabilities – nonrecourse at fair value	398,367
Accounts payable	129,220

Rocket Companies, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

Amount
Lease liabilities	53,252
Forward commitments, at fair value	17,079
Investor reserves	55,687
Loans subject to repurchase right from Ginnie Mae (liabilities)	1,115,408
Deferred tax liability, net(iii)	140,887
Other liabilities	517,310
Net tangible assets acquired (excluding goodwill)	9,933,288
Goodwill	4,398,988
Total net assets acquired	$14,332,276

(i)	Cash and cash equivalents is net of the $128.0 million pre-closing dividend payment of $2.00 per share to Mr. Cooper’s stockholders that will be declared as indicated in the overall Mr. Cooper Mergers announcement.

(ii)	Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consists of the following:

	Preliminary Fair Value	Estimated Useful Life (years)
Preliminary fair value of intangible assets acquired:
Relationships	$1,500,000	10
Trade name	200,000	3
Internally developed technology	150,000	3
Other	10,000	2
Intangible assets acquired	$1,860,000

(iii)	As a result of the Mr. Cooper Mergers, Rocket will recognize additional deferred tax liabilities of $358.4 million from book-tax basis differences arising from the preliminary purchase price allocation. Mr. Cooper’s historical net deferred tax asset of $217.5 million is netted against the deferred tax liability, resulting in Rocket’s net increase to deferred tax liability of $140.9 million related to the Mr. Cooper Mergers. There are a number of factors that will ultimately impact the final deferred tax position recorded by the consolidated group including operations before closing, potential changes in tax laws, and the mix of earnings. This determination is preliminary and subject to change.

Note 8 — Mr. Cooper Mergers Adjustments

The following pro forma adjustments have been reflected in the Mr. Cooper Transaction Accounting Adjustments column in the accompanying unaudited pro forma condensed combined balance sheet and statement of income (loss). All adjustments are based on preliminary assumptions and valuations, which are subject to change.

a)	Reflects the accelerated payoff of the Mr. Cooper Notes and accrued interest, which is included as part of the consideration transferred. See Note 7 above. The adjustment to Senior Notes, net reflects the extinguishment of $3,950 million aggregate principal amount of Mr. Cooper Notes, a fair value adjustment of $37.9 million, on the assumed Mr. Cooper senior notes due 2032, and the write-off of unamortized deferred issuance costs of $53.8 million. The adjustment to Other liabilities reflects the elimination of accrued interest of $60.7 million. A corresponding adjustment to Interest and amortization expense on non-funding debt reflects the elimination of the historical interest expense attributed to the Mr. Cooper Notes of $79.4 million and $281.8 million, and amortization of the fair value adjustment of the assumed Mr. Cooper Notes of $1.0 million and $3.7 million in the unaudited pro forma condensed combined statement of income (loss) for the three months ended March 31, 2025 and year ended December 31, 2024, respectively.

Rocket Companies, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

The assumptions and expectations regarding the aggregate principal amount of Mr. Cooper Notes to be repaid at closing are subject to change and resulting interest expense based on the final permanent financing could vary significantly from what is assumed in the unaudited pro forma condensed combined financial information.

b)	Reflects Mr. Cooper’s expected acquisition-related transaction costs of $93.1 million that will be paid in cash by Rocket as part of consideration transferred and the dividend payment of $128.0 million, which will be paid out prior to closing.

c)	Represents the preliminary adjustment to goodwill of $4,257.7 million within Goodwill and intangible assets, net, which reflects the elimination of the historical goodwill of $141.3 million and the recognition of the preliminary estimate of goodwill in connection with the Mr. Cooper Mergers of $4,399.0 million.

d)	Represents the preliminary adjustment to intangible assets of $1,752.1 million within Goodwill and intangible assets, net, which reflects the elimination of historical intangibles of $107.9 million and the preliminary estimate of the fair value of the acquired intangible assets of $1,860.0 million.

The pro forma impacts reflected in Depreciation and amortization as a result of the adjustment to intangible assets are shown in the table below:

	For the Three Months Ended March 31, 2025	For the Year Ended December 31, 2024
Pro forma transaction accounting adjustments:
Removal of historical Mr. Cooper amortization of intangible assets	$(10,474)	$(13,874)
Amortization of intangible assets	67,917	271,667
Net pro forma transaction accounting adjustment to Depreciation and amortization	$57,443	$257,793

A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the amortization expense of approximately $6.8 million and $27.2 million for the three months ended March 31, 2025 and year ended December 31, 2024, respectively. Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the Mr. Cooper Mergers may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

e)	Reflects a decrease in Rocket’s TRA liability of $1.6 million and a decrease in its deferred tax liability of $1.0 million indirectly resulting from the Mr. Cooper Mergers. The corresponding offsetting adjustment is recorded through Retained earnings. The decrease in the TRA liability and the net deferred tax liability are reflected as a reduction to Other expenses and Provision for income taxes on the unaudited pro forma condensed combined statement of income (loss), respectively, for the year ended December 31, 2024.

Rocket Companies, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

f)	Reflects the increase to Rocket’s deferred tax liability of $140.9 million, consisting of net deferred tax liabilities of $358.4 million recognized from the Mr. Cooper Mergers, which is offset by Mr. Cooper’s historical deferred tax assets of $217.5 million. See Note 7 above.

g)	Reflects expected remaining non-recurring acquisition-related transaction costs of $35.3 million related to the Mr. Cooper Mergers, primarily for professional services. These estimated and to be incurred acquisition-related transaction costs are not reflected on the historical consolidated balance sheet of Rocket as of March 31, 2025, but are reflected in the unaudited pro forma condensed combined balance sheet as of March 31, 2025 as an increase to Other liabilities and a decrease to Retained earnings, with a corresponding adjustment to General and administrative expenses in the unaudited pro forma condensed combined statement of income (loss) for the year ended December 31, 2024.

h)	Reflects the adjustments to Equity:

	Class A common stock	Additional paid-in capital	Retained earnings
Pro forma transaction accounting adjustments:
Pre-closing Mr. Cooper dividend	$—	$—	$(127,967)
Elimination of Mr. Cooper’s historical equity	(1,058)	(1,051,745)	(3,708,997)
Rocket Class A common stock issued to Mr. Cooper stockholders – See Note 7	7	10,085,692	—
Estimated fair value attributed to pre-combination vesting of equity awards – See Note 7	—	142,758	—
Change in Rocket’s TRA liability and deferred tax liability – See Note 8(e)	—	—	2,618
Estimated remaining acquisition-related transaction costs – See Note 8(g)	—	—	(35,264)
Net pro forma transaction accounting adjustments to Equity	$(1,051)	$9,176,705	$(3,869,610)

i)	Reflects the adjustment to Salaries, commissions and team member benefits with respect to the incremental stock-based compensation expense for Rocket replacement equity awards. See Note 7 for further discussion around the fair value of the vested portion of awards allocated to the pre-combination period.

	For the Three Months Ended March 31, 2025	For the Year Ended December 31, 2024
Pro forma transaction accounting adjustments:
Removal of historical Mr. Cooper stock-based compensation expense	$(14,000)	$(37,000)
Record stock-based compensation expense from replacement awards	14,739	86,724
Net pro forma transaction accounting adjustment to Salaries, commissions, and team member benefits	$739	$49,724

The new annualized stock-based compensation expense from replacement equity awards includes the exchange of unvested service-based restricted stock units (“RSUs”) measured at fair value as of the acquisition date, as well as exchanged unvested performance-based restricted stock units (“PSUs”) based on an assumed maximum performance (200% attainment of the underlying performance criteria). The actual number of Mr. Cooper PSUs exchanged for Rocket time-based RSUs will be determined prior to the acquisition date, generally based on actual performance.

Rocket Companies, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

j)	The estimated income tax impact on Mr. Cooper’s income before income taxes, inclusive of the pro forma adjustments, utilizing an estimated blended statutory tax rate of approximately 24% for the three months ended March 31, 2025 and year ended December 31, 2024. The tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income (loss) and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the blended tax rate will likely vary from the actual effective tax rate in periods subsequent to completion of the Mr. Cooper Mergers. The determination of the income tax impact is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

Note 9 — Financing Adjustments

a)	Reflects the issuance by Rocket of senior notes totaling $4,000 million in principal to replace existing indebtedness that would be triggered by a change in control provision, and net of estimated deferred financing costs of $80.6 million.

b)	Reflects the payoff of third-party fees related to the assumed Mr. Cooper Notes. The adjustment reflects an elimination of these fees in Cash and cash equivalents and a decrease to Retained earnings of $3.0 million in the unaudited pro forma condensed combined balance sheet as of March 31, 2025. Additionally, a corresponding adjustment reflects the pro forma impact of the third-party fees in General and administrative expense for the year ended December 31, 2024.

c)	The non-recurring Bridge Facility fees of $37.1 million were reflected on the consolidated balance sheet of the Company as of March 31, 2025,recorded in Other assets. The adjustment reflects an elimination of these fees in Other assets and a decrease to Retained earnings in the unaudited pro forma condensed combined balance sheet as of March 31, 2025. Additionally, a corresponding adjustment reflects the pro forma impact of the non-recurring Bridge Facility fees in Interest and amortization expense on non-funding debt for the year ended December 31, 2024.

d)	Reflects the pro forma impact for interest expense and amortization of deferred financing costs of the senior notes issued by Rocket and assumed Mr. Cooper Notes in Interest and amortization expense on non-funding debt, $83.1 million for the three months ended March 31, 2025 and $333.8 million for the year ended December 31, 2024.

e)	The estimated income tax impact on the financing pro forma adjustments, utilizing an estimated blended statutory tax rate of approximately 24% for the three months ended March 31, 2025 and year ended December 31, 2024. The tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income (loss) and changes in tax law.

Rocket Companies, Inc.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information (continued)
($ In Thousands, Except Per Share Amounts or Unless Otherwise Noted)

Note 10 — Earnings Per Share

The pro forma basic and diluted weighted average shares outstanding are as follows:

	For the Three Months Ended March 31, 2025	For the Year Ended December 31, 2024
Numerator
Pro forma net income (loss)	$(233,521)	$639,345
Special Dividend on common stock	(120,120)	—
Dividend equivalents on unvested Rocket share-based awards	(26,574)	—
Pro forma net income (loss) attributable to common shareholders	$(380,215)	$639,345
Denominator(1):
Historical Rocket weighted average shares outstanding – basic	147,717,296	141,037,083
Shares of Class L common stock from Up-C Collapse	1,848,879,483	1,848,879,483
Shares of Class A common stock issued to Redfin stockholders	101,471,020	101,471,020
Shares of Class A common stock issued to Mr. Cooper stockholders	703,817,103	703,817,103
Weighted average shares of common stock outstanding – basic	2,801,884,902	2,795,204,689
Historical Rocket weighted average shares outstanding – diluted	147,717,296	141,037,083
Shares of Class L common stock from Up-C Collapse	1,848,879,483	1,848,879,483
Rocket dilutive share-based awards(2)	5,339,600	8,412,274
Shares of Class A common stock issued to Redfin stockholders	101,471,020	101,471,020
Rocket share-based awards issued in exchange for Redfin share-based awards(3)	7,251,385	5,846,430
Shares of Class A common stock to Mr. Cooper stockholders	703,817,103	703,817,103
Rocket share-based awards issued in exchange for Mr. Cooper stock-based awards(4)	16,528,422	12,988,175
Weighted average shares of common stock outstanding – diluted	2,831,004,309	2,822,451,568
Pro forma net income (loss) per share of common stock outstanding – basic	$(0.14)	$0.23
Pro forma net income (loss) per share of common stock outstanding – diluted	$(0.13)	$0.23

(1)	Class A common stock and Class L common stock are presented as a single class of common stock for calculating pro forma EPS as both the Class A common stock and Class L common stock share equally in dividends and residual net assets on a per share basis.

(2)	As a result of the related pro forma effects for the year ended December 31, 2024 from the Up-C Collapse, a portion of Rocket RSUs, PSUs, and stock options became dilutive.

(3)	Includes the exchange of Redfin RSUs, PSUs and stock options into Rocket share-based awards based on Redfin’s capitalization as of March 31, 2025.

(4)	Includes the exchange of Mr. Cooper RSUs and PSUs into Rocket share-based awards based on Mr. Cooper’s capitalization as of March 31, 2025.